SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest

event reported): December 30, 2016

DISCOVERY ENERGY CORP.
(Exact name of registrant as specified in its Charter)

Nevada	000-53520	98-0507846
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Riverway Drive, Suite 1700 Houston, Texas 77056 713-840-6495
(Address and telephone number of principal executive offices, including zip code)

(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

General

Effective December 30, 2016, Discovery Energy Corp. (the “Company”) sold a Senior Secured Convertible Debenture due May 27, 2021 having an original principal amount of $287,500 (singly a "Debenture" and collectively with any similar securities issued in the future, the "Debentures"). The issuance of the new Debenture follows on the Company’s May 2016 placement of a Debenture having an original principal amount of $3,500,000 and the Company’s August 2016 placement of Debentures having an aggregate original principal amount of $450,000. The proceeds from these placements have been and will be used for the funding of the Company’s 3D seismic survey with respect to its 584,651 gross acre oil and gas prospect in the State of South Australia and the interpretation of such seismic survey, the payment of Company’s expenses associated with the seismic survey, the Company’s and the investors’ costs of the Debenture placement transactions (including legal fees), general working capital purposes, and the reduction in some of the Company’s outstanding debt.

The Company first reported on its Debentures offering in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 2, 2016 (the “Initial 8-K”). When it closed a second round of the offering in August 2016, the Company further reported on this offering in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on August 22, 2016 (the “Second 8-K”). For additional information about this offering, the material terms, provisions and conditions of the Debentures and other securities issued in the offering, and the security for the Debentures, see the Initial 8-K and the Second 8-K, and the exhibits filed with them.

The new December 30, 2016 Debenture was sold to an investor in the Company’s August 2016 placement of Debentures identified as the “New Investor” (also referred herein as the “New Investor”). The New Investor previously purchased a Debenture having an original principal amount of $250,000 in the Company’s August 2016 placement of Debentures. Of the $287,500 original principal amount of the new Debenture, $150,000 represents amounts that the New Investor was obligated to purchase related to amounts paid to Rincon Energy, LLC pursuant to a consulting agreement among it, the New Investor and the Company. The additional $137,500 represents amounts that the New Investor voluntarily elected to purchase. For more information about the New Investor’s obligation to purchase additional Debentures and the New Investor’s options to purchase additional Debentures, see the Second 8-K.

In connection with the issuance of the new Debenture, the Company and the investors in the Debentures agreed upon an amended form for future Debentures (the “Amended Debenture Form”). The Amended Debenture Form provides that future Debentures with an original issue date prior to January 31, 2017 will have a conversion price of $0.16 for the first $537,500 of the original principal amount of such Debentures and $0.20 for all principal amounts in excess of $537,500. The Amended Debenture Form further provides that future Debentures with an original issue date on or after January 31, 2017 will have a conversion price of $0.20. A copy of the Amended Debenture Form is being filed as Exhibit 10.01 hereto and is incorporated herein by reference for all purposes hereof.

The New Investor has certain registration rights with respect to the Common Shares that it may acquire pursuant to the conversion of the new Debenture. These registration rights are described in the Initial 8-K and are provided for in a registration rights agreement filed as an exhibit to the Initial 8-K. For more information about these registration rights, see the Initial 8-K.

Per Rule 135c under the Securities Act of 1933, nothing contained herein shall be construed to be an offer to sell, or a solicitation of an offer to buy, any securities. None of the securities the issuances of which are described in this Item 1.01 were registered under the Act, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Report is also incorporated by reference into this Item 2.03 of this Report to the extent necessary.

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES

The information included in Item 1.01 of this Report is also incorporated by reference into this Item 3.02 of this Report.

The issuances of the Debentures described in Item 1.01 of this Report are, and the issuances of Common Shares upon the conversion of the Debentures will be, claimed to be exempt pursuant to Section 4(a)(2) of the Securities Act of 1933 (the “Act”) and Rule 506 of Regulation D under the Act. No advertising or general solicitation was employed in offering these securities. The offering and sale was made only to accredited investors, and subsequent transfers were restricted in accordance with the requirements of the Act.

Item 9.01.    Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Exhibit Title

10.01	Amended Form of Debentures

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Energy Corp.,
(Registrant)

Date: January 5, 2017	By:	/s/ Keith J. McKenzie
Keith J. McKenzie,
Chief Executive Officer

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